CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Investment Trust — Legg Mason Partners S&P 500 Index Fund (the “Registrant”), each certify to the best of his knowledge that:

1.     The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2006 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Partners Investment Trust — Legg Mason Partners S&P 500 Index Fund /s/ R. Jay Gerken R. Jay Gerken Date: September 7, 2006	Chief Financial Officer Legg Mason Partners Investment Trust — Legg Mason Partners S&P 500 Index Fund /s/ Kaprel Ozsolak Kaprel Ozsolak Date: September 7, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.